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                         AMENDMENT TO CREDIT AGREEMENT


     This AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated effective as of February 29, 2000, is made by and between GOODRICH PETROLEUM COMPANY, L.L.C., a Louisiana limited liability company ("Borrower"), and COMPASS BANK, an Alabama state chartered banking institution ("Lender").


RECITALS:

     A. Borrower and Lender entered into that certain Credit Agreement dated as of September 23, 1999 (as the same may have heretofore been amended, modified, restated or supplemented from time to time, the "Credit Agreement").

     B. Borrower and Lender now desire to make certain changes to the Credit Agreement.


AGREEMENTS:

     In consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

     1. DEFINITION OF "APPLICABLE MARGIN" AMENDED. The definition of "Applicable Margin" set forth in Section 1.2 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Applicable Margin" shall mean five-eighths percent (5/8%).

     2. DEFINITION OF "BORROWING BASE" AMENDED. The definition of "Borrowing Base" set forth in Section 1.2 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Borrowing Base" shall mean (i) for February 29, 2000, $26,800,000,
     (ii) the month of March, 2000, $26,500,000 and (ii) for each month thereafter, an amount equal to the Borrowing Base for the immediately preceding month minus $300,000.

     3. DEFINITION OF "COMMITMENT TERMINATION DATE" AMENDED. The definition of "Commitment Termination Date" set forth in Section 1.2 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Commitment Termination Date" shall mean July 1, 2001.

     4. SECTION 5.22 AMENDED. Section 5.22 of the Credit Agreement is hereby amended to read in its entirety as follows:
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          5.22.  Asset Sales Proceeds.   Upon the sale of any Property of the
     Borrower or Goodrich, 100% of the net proceeds from such sale shall be applied (subject, however, to the sharing requirements set forth in the Collateral Agency Agreement to the same extent as if such proceeds were realized from a foreclosure upon such Property), to permanently reduce the Borrowing Base.

     5. SECTION 6.1 AMENDED. Section 6.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

          6.1. Indebtedness; Contingent Obligations. Create, incur, assume, or suffer to exist any Indebtedness or Contingent Obligation, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, the Subordinated Debt, the Pari Passu Debt and the Lafitte Debt, (b) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 60 days beyond invoice date or are being contested in good faith and as to which such reserve as is required by GAAP has been made (accounts payable on extended terms shall not be allowed under this exception), (c) performance guarantees and performance surety or other bonds provided in the ordinary course of business, (d) Indebtedness with respect to Hedging Agreements entered into by Lafitte and a third-party swap counterparty, (e) Indebtedness with respect to Hedging Agreements (other than those Hedging Agreements referred to in clause (d) above) entered into with a Person acceptable to the Lender, provided that such Hedging Agreements relating to hydrocarbons cover not more than 75% of the projected monthly production from proved developed producing Oil and Gas Properties of the Borrower and Lafitte, and provide for strike prices which, at the time any such Hedging Agreement is entered into, are not less than the energy product pricing guidelines of the Lender at such time, (f) performance guaranty of the plugging and abandonment obligations owed by Lafitte to Stone Energy Corporation with respect to Oil and Gas Properties in which Lafitte owns a working interest, (g) trade credit (including authorizations for expenditures with respect to Oil and Gas Properties) incurred or operating leases entered into in the ordinary course of business, and (h) Indebtedness owing by Lafitte to the Borrower to the extent permitted under
     Section 6.5 hereof.

     6. SECTION 6.5 AMENDED. Section 6.5 of the Credit Agreement is hereby amended to read in its entirety as follows:

          6.5. Loans; Advances; Investments. Make or agree to make or allow to remain outstanding any loans or advances to or Investments in, or purchase or otherwise acquire all or substantially all of the assets of any Person, or form any new Subsidiaries; provided, however, the foregoing restrictions shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, (b) advances to employees for the payment of expenses in the ordinary course of business, (c) loans, advances, or Investments by any Related Party other than the Borrower or any Guarantor to any other Related Party, (d) loans, advances, or Investments by Lafitte to either the Borrower or Goodrich, (e) Investments in the form of (i) debt securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, with

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     maturities of no more than one year, (ii) commercial paper of a domestic issuer rated at the date of acquisition at least P-2 by Moody's Investor Service, Inc. or A-2 by Standard & Poor's Corporation and with maturities of no more than one year from the date of acquisition, or (iii) repurchase agreements covering debt securities or commercial paper of the type permitted in this Section, certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers' acceptances, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through the Lender or any bank or trust company organized under the laws of the United States or any state thereof and having capital surplus and undivided profits aggregating at least $100,000,000, (f) other short-term Investments similar in nature and degree of risk to those described in clause (e) of this Section, (g) the Investments described on Exhibit I under the heading "Investments" or (h) advances by the Borrower to Lafitte which do not exceed, in any fiscal quarter, an amount approved in writing by the Lender (the approved maximum amount for the fiscal quarter ending on March 31, 2000 shall be $1,000,000).

     7. CONDITIONS. No part of this Amendment shall become effective until Borrower shall have delivered (or shall have caused to be delivered) to Lender each of the following, in Proper Form:

     (A) certificates dated as of the date hereof of the Secretary or any Assistant Secretary of the Borrower authorizing the execution, delivery and performance of this Amendment, and such other related documents and information as Lender may request;

     (B) all such Security Instruments as the Lender may require in order to create and perfect a first priority Lien upon the Property acquired under that certain Purchase and Sale Agreement (the "Burrwood Contract") dated as of February 11, 2000 executed by and between Energy Development Corporation and the Borrower, together with all such letters in lieu of transfer orders relating to such Property as the Lender may require;

     (C) all such Security Instruments as the Lender may require in order to create and perfect a first priority Lien upon the rights, titles and interests of the Borrower in and to any funds held in Account Number 5149 maintained at Compass Bank in the name of Borrower, together with an acknowledgment executed by the ascrow agent in respect of such funds;

     (D) evidence satisfactory to the Lender that (i) the transaction contemplated by the Burrwood Contract (without amendment except as approved in writing by the Lender) shall have been consummated and
          (ii) Goodrich shall have received a net amount equal to or greater than $4,200,000 from the issuance of its common stock substantially concurrent with the execution and delivery of this Amendment;

     (E) evidence satisfactory to the Lender that the Borrower shall have deposited with the Lender at least $500,000 shall have been deposited with the Lender in an account in the name of the Borrower (the parties agreeing that withdrawals from such account shall require the written consent of the Lender, which shall be granted so long as the

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          Lender shall have received evidence satisfactory to the Lender that the amounts to be withdrawn represent payment for or reimbursement of amounts expended in satisfaction of the seismic requirements under the Burrwood Contract);

     (F)  Lender's facility fee in the amount of $30,000; and

     (G) evidence of the payment of any and all legal fees and expenses incurred to date by Lender in connection with this Amendment (including, without limitation, the negotiation and preparation of this Amendment and the related Loan Documents).

     8. CERTAIN DEFINITIONS AND REFERENCES. Terms used but not defined herein, but which are defined in the Credit Agreement or in the other Loan Documents, shall have the meanings herein ascribed to them therein. The term "Agreement" as used in the Credit Agreement and the term "Credit Agreement," as used in the other Loan Documents or any other instrument, document or writing furnished to Lender by Borrower shall mean the Credit Agreement as hereby amended.

     9. EXPENSES; INDEMNIFICATION. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWER WILL PAY ALL REASONABLE COSTS AND EXPENSES AND REIMBURSE LENDER FOR ANY AND ALL REASONABLE EXPENDITURES OF EVERY CHARACTER INCURRED OR EXPENDED FROM TIME TO TIME, REGARDLESS OF WHETHER A DEFAULT HAS OCCURRED, IN CONNECTION WITH THE PREPARATION, NEGOTIATION, DOCUMENTATION, RECORDING, CLOSING, RENEWAL, REVISION, MODIFICATION, INCREASE, REVIEW OR RESTRUCTURING OF THIS AMENDMENT.

     10. LIEN CONTINUATION; MISCELLANEOUS. Borrower and Lender hereby acknowledge, confirm and agree that the Security Instruments secure and shall continue to secure the obligations of Borrower and any other party to any of the Loan Documents (other than Lender) under the Loan Documents and the Security Instruments are hereby deemed modified to the extent necessary to evidence the foregoing acknowledgments, agreements and confirmations. Nothing contained in this Amendment or any other document, instrument or other writing executed in connection with this Amendment shall be construed as a release or impairment of any of the liens, assignments and security interests created or granted pursuant to the Security Instruments and such liens, assignments and security interests are hereby ratified and confirmed. The Liens of the Security Instruments are not waived. To the extent of any conflict between the Credit Agreement or any of the other Loan Documents (or any earlier modification of any of them) and this Amendment, this Amendment shall control. Except as hereby expressly modified, all terms of the Credit Agreement and the other Loan Documents (as any of them may have been previously modified by any written agreement) remain in full force and effect. This Amendment (a) shall bind and benefit Borrower and, except as herein expressly limited, Lender, and their respective receivers, trustees, successors and assigns (provided, that Borrower may not assign its rights hereunder without the prior written consent of Lender); (b) may be modified or amended only by a writing signed by each party; (c) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE APPLICABLE LAWS OF THE STATE OF TEXAS AND THE UNITED STATES OF AMERICA FROM TIME TO TIME IN EFFECT; (d) may be executed in several counterparts, and by the parties hereto in separate counterparts, and each counterpart, when executed and delivered, shall constitute an original agreement enforceable against all who signed it without production of or accounting for any other counterpart, and all separate counterparts shall constitute the same agreement and (e) embodies the

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entire agreement and understanding between the parties with respect to modifications of instruments provided for herein and supersedes all prior conflicting or inconsistent agreements, consents and understandings relating to such subject matter. Borrower acknowledges and agrees that there are no oral agreements among any of them with respect to the transactions contemplated by the Loan Documents which have not been incorporated in this Amendment or in the Loan Documents. If any provision of this Amendment should be determined by any court of competent jurisdiction to be illegal, invalid or unenforceable under present or future laws, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected thereby. Each waiver in this Amendment is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against Lender for having bargained for and obtained it. Wherever the term "including" or a similar term is used in this Amendment, it shall be read as if it were "including by way of example only and without in any way limiting the generality of the clause or concept referred to." Any exhibits, appendices and annexes described in this Amendment as being attached to it are hereby incorporated into it. The headings in this Amendment shall be accorded no significance in interpreting it. BORROWER HEREBY RELEASES, DISCHARGES AND ACQUITS FOREVER LENDER AND ITS OFFICERS, DIRECTORS, TRUSTEES, AGENTS, EMPLOYEES AND COUNSEL (IN EACH CASE, PAST, PRESENT AND FUTURE) FROM ANY AND ALL CLAIMS EXISTING AS OF THE DATE HEREOF (OR THE DATE OF ACTUAL EXECUTION HEREOF BY THE APPLICABLE PERSON OR ENTITY, IF LATER). AS USED HEREIN, THE TERM "CLAIM" SHALL MEAN ANY AND ALL LIABILITIES, CLAIMS, DEFENSES, DEMANDS, ACTIONS, CAUSES OF ACTION, JUDGMENTS, DEFICIENCIES, INTEREST, LIENS, COSTS OR EXPENSES (INCLUDING BUT NOT LIMITED TO COURT COSTS, PENALTIES, ATTORNEYS' FEES AND DISBURSEMENTS, AND AMOUNTS PAID IN SETTLEMENT) OF ANY KIND AND CHARACTER WHATSOEVER, INCLUDING BUT NOT LIMITED TO CLAIMS FOR USURY, BREACH OF CONTRACT, BREACH OF COMMITMENT, NEGLIGENT MISREPRESENTATION OR FAILURE TO ACT IN GOOD FAITH, IN EACH CASE WHETHER NOW KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, ASSERTED OR UNASSERTED OR PRIMARY OR CONTINGENT, AND WHETHER ARISING OUT OF WRITTEN DOCUMENTS, UNWRITTEN UNDERTAKINGS, COURSE OF CONDUCT, TORT, VIOLATIONS OF LAWS OR REGULATIONS OR OTHERWISE.

              NOTICE PURSUANT TO TEX. BUS. & COMM. CODE (S)26.02

     THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES BEFORE OR SUBSTANTIALLY CONTEMPORANEOUSLY WITH THE EXECUTION HEREOF TOGETHER CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     EXECUTED effective as of the date first set forth above.

                              GOODRICH PETROLEUM COMPANY, L.L.C.


                              By:_______________________________

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                                    Walter G. Goodrich,
                                    President

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                              COMPASS BANK


                              By:______________________________
                                    Dorothy Marchand,
                                    Senior Vice President

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     The undersigned hereby join in this Amendment to evidence their consent to execution by Borrower of this Amendment, to confirm that each Loan Document now or previously executed by the undersigned applies and shall continue to apply to the Credit Agreement, as amended hereby, to acknowledge that without such consent and confirmation, Lender would not execute this Amendment and to join in the notice pursuant to Tex. Bus. & Comm. Code (s)26.02 set forth above.


                              HAMBRECHT & QUIST GUARANTY FINANCE, LLC, , as Agent for the Lafitte Noteholders, the Pari Passu Noteholders and the Subordinated Noteholders (as such terms are defined in that certain Collateral Agency Agreement dated as of September 23, 1999 executed by and among Compass Bank and Hambrecht & Quist Guaranty Finance, LLC)


                              By:_______________________________
                              Name:_____________________________
                              Title:____________________________



                              GOODRICH PETROLEUM CORPORATION,
                              a Delaware corporation


                              By:_______________________________
                                    Walter G. Goodrich
                                    President

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